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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   Form 8-K

                                CURRENT REPORT

    Pursuant to Section 12 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): March 2, 2001


                             PLANAR SYSTEMS, INC.
            (exact name of registrant as specified in its charter)

Oregon                                0-23018              93-0835396
(State or other jurisdiction of     (Commission           (IRS Employer
incorporation or organization)      File Number)       Identification No.)

1400 N.W. Compton Drive, Beaverton, Oregon                    97006
(Address of principal executive offices)                  (zip code)


       Registrant's telephone number, including area code: (503)690-1100

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Item 5. OTHER EVENTS
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     The following information is reported solely for purposes of complying with the Securities and Exchange Commission's Accounting Series Release No. 135. The following revenue and net income amounts include operations for the five weeks ended February 2, 2001 and should not be considered indicative of results expected for the quarter ending March 30, 2001 or the fiscal year ending September 28, 2001. The unaudited revenue and net income for Planar Systems, Inc. for the 35 day period ended February 2, 2001 were $19.8 million and $1.0 million, respectively. Effective December 22, 2000, Corona Acquisition Corporation, a wholly owned subsidiary of Planar Systems, Inc., merged with and into AllBrite Technologies, Inc. The transaction was accounted for as a pooling of interests. Planar Systems, Inc. issued 941,823 shares of its common stock in exchange for all of the outstanding capital stock of AllBrite in the transaction. The revenue and net income amounts set forth above include 35 days of combined operations for Planar and AllBrite.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on March 2, 2001.


                             PLANAR SYSTEMS, INC.
                             (Registrant)



                             /s/ Steve Buhaly
                             ------------------------------
                             Steve Buhaly
                             Vice President and
                             Chief Financial Officer